Exhibit 10.6

FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

This First Amendment to Amended and Restated Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of March 29, 2017 (the “Effective Date”), is by and among MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), PARLEX 6 UK FINCO, LLC, a Delaware limited liability company (“UK Seller”), and PARLEX 6 EUR FINCO, LLC, a Delaware limited liability company (“EUR Seller” and, together with UK Seller, individually and/or collectively as the context requires, “Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Amended and Restated Master Repurchase and Securities Contract Agreement dated as of June 16, 2014 (the “Master Repurchase Agreement”); and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a)    The definition of “Maximum Facility Amount” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Facility Amount” shall mean £500,000,000; provided, that any amounts paid to Buyer on account of a Repurchase Price may be readvanced hereunder and utilized for purchasing additional Assets in accordance with the terms of this Agreement.

(b)    The definition of “Outside Repurchase Date” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Outside Repurchase Date” shall mean March 1, 2020.

2.    Effectiveness. This Amendment shall become effective on the Effective Date which is the date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with (a) delivery to Buyer of such other documents as Buyer reasonably requested prior to the Effective Date, including without limitation, an opinion of outside counsel to Seller reasonably acceptable to Buyer as to corporate and security interest matters and (b) receipt by Buyer of payment from Seller of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.    Assets Secured by Property Located in the United States. The parties acknowledge and agree that no assets or loans with respect to which the Underlying Mortgaged Property is located in any state of the United States of America or any of its territories or possessions shall be an Eligible Asset unless and until (a) the parties have duly completed and executed amended and restated Transaction Documents required by Buyer and in form and substance satisfactory to Buyer, (b) Buyer shall have received payment from Seller of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with the preparation and execution of any such amended and restated Transaction Documents and any other documents prepared in connection herewith or therewith, (c) Seller shall deliver to Buyer good standing certificates and certified copies of the charters and by-laws (or equivalent documents) of Seller, Pledgor and Guarantor and of all corporate or other authority for Seller and Guarantor with respect to the execution, delivery and performance of the amended and restated Transaction Documents and (d) Seller shall deliver to Buyer all such other and further documents, documentation and legal opinions as Buyer in its discretion shall require.

4.    Continuing Effect; Reaffirmation of Parent Guaranty and Indemnity. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Parent Guaranty and Indemnity) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

5.    Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart in Portable Document Format (PDF) of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

6.    Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

7.    Governing Law. The provisions of Article 18 of the Master Repurchase Agreement are incorporated herein by reference.

8.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

9.    References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Vanessa Vanacker
Name:	Vanessa Vanacker
Title:	Authorised Signatory

SELLER:

PARLEX 6 UK FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Managing Director, Head of Capital Markets and Treasurer

PARLEX 6 EUR FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Managing Director, Head of Capital Markets and Treasurer

AGREED AND ACKNOWLEDGED:

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Managing Director, Head of Capital Markets and Treasurer